Exhibit 99.2

CHINA CURRENCY DEVELOPMENT LIMITED
CONSOLIDATED BALANCE SHEETS
 (Amounts in US dollar)

	September 30,	December 31,
	2010	2009
	Unaudited	Audited
Assets
Current assets
Cash and cash equivalents	1,924,044	356,176
Accounts receivable	2,643,042	868,186
Inventories	98,714	47,465
Retention receivable	7,785	298,574
Other receivables	2,731,580	2,393,548
Prepayment and deposits	91,446	173,260
Advance to suppliers	933,529	90,151
Due from related parties	587,451	671,723
Total current assets	9,017,591	4,899,083
Property, plant and equipment, net	1,508,934	1,512,445
Land use rights, net	2,147,259	2,145,488
Total assets	12,673,784	8,557,016

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	557,826	468,485
Dividend payable	2,934,000	2,934,000
Accrued expenses	71,952	15,166
Deferred maintenance revenue	2,724,380	2,046,824
Taxes payable	457,909	105,570
Due to related parties	1,260	208,995
Bank loans	748,500	-
Other current liabilities	82,012	391,002
Total liabilities	7,577,839	6,170,042

Stockholders’ equity

COMMON STOCK, par value at $0.129 per share, 10,000 shares authorized, issued and outstanding as of September 30, 2010 and December 31, 2009	1,290	1,290
Additional paid in capital	-	-
Statutory reserve	411,300	241,023
Retained earnings unappropriated	4,528,645	2,132,150
Accumulated other comprehensive income	154,710	12,511
Total stockholders’ equity	5,095,945	2,386,974
Total liabilities and stockholders’ equity	12,673,784	8,557,016

See accompanying notes to the consolidated financial statements.

CHINA CURRENCY DEVELOPMENT LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED) (Amounts in US dollar)

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009

Revenues	4,303,140	923,085	8,962,850	5,296,909
Cost of goods sold	(2,405,312)	(412,524)	(4,656,597)	(3,033,179)
Gross margin	1,897,828	510,561	4,306,253	2,263,730
Sales, marketing and other operating expenses	(159,711)	(76,218)	(453,962)	(147,359)
General and administrative expenses	(149,498)	(78,895)	(458,431)	(200,958)
Income from operations	1,588,619	355,448	3,393,860	1,915,413

Interest expense and bank charges	(25,868)	(5)	(25,772)	(59)
Interest income	493	1,324	1,308	3,146
Government subsidies	-	-	73,550	-
Other expense, net	(232)	(29)	(350)	(74)
Income from operations before income tax	1,563,012	356,738	3,442,596	1,918,426

Income tax expense	(422,322)	(92,327)	(875,824)	(485,904)

Net income	1,140,690	264,411	2,566,772	1,432,522

Earnings per share
Basic	114.07	26.44	256.68	143.25
Diluted	114.07	26.44	256.68	143.25

Weighted average number of shares
Basic	10,000	10,000	10,000	10,000
Diluted	10,000	10,000	10,000	10,000

See accompanying notes to the consolidated financial statements.

CHINA CURRENCY DEVELOPMENT LIMITED
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)
(Amounts in US dollar)

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009

Net income	1,140,690	264,411	2,566,772	1,432,522

Other comprehensive income
Foreign currency translation adjustment	47,400	4,164	142,199	12,492
Comprehensive income	1,188,090	268,575	2,708,971	1,445,014

See accompanying notes to the consolidated financial statements.

CHINA CURRENCY DEVELOPMENT LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED) (Amounts in US dollar)

	Nine months ended September 30,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	2,566,772	1,432,522
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation of property, plant and equipment	37,864	35,055
Amortization of prepaid land lease	41,372	41,228
Loss on disposal of property, plant and equipment	612	-
(Increase) decrease in assets
Accounts receivable	(1,726,585)	(8,220)
Inventories	(49,405)	680,559
Retention receivable	291,739	(280,731)
Other receivables	(284,063)	(1,944,122)
Prepayment and deposits	83,874	(54,567)
Advance to suppliers	(826,919)	(57,829)
Due from related parties	85,154	12,390
Increase (decrease) in liabilities
Accounts payable	78,375	(299,356)
Accruals and other payables	(255,962)	859,118
Deferred maintenance revenue	624,658	1,176,164
Taxes payable	344,096	(133,549)
Due to related parties	(208,967)	(94,996)
Net cash provided by operating activities	802,615	1,363,666

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(4,634)	(2,944,416)
Net cash used in investing activities	(4,634)	(2,944,416)

CASH FLOWS FROM FINANCING ACTIVITIES
Bank loans	735,500	-
Capital contribution	-	2,345,440
Dividend paid	-	(439,770)
Net cash provided by financing activities	735,500	1,905,670

EFFECTS OF EXCHANGE RATE CHANGE ON CASH	34,387	243

NET INCREASE IN CASH & CASH EQUIVALENT	1,567,868	325,163

CASH & CASH EQUIVALENT - BEGINNING OF PERIOD	356,176	392,959

CASH & CASH EQUIVALENT - END OF PERIOD	1,924,044	718,122

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Income taxes paid	577,913	582,947
Interest paid	-	-

SUPPLEMENTAL DISCLOSURE OF NON CASH FINANCING AND INVESTING ACTIVITIES
Due from related party for capital contribution	-	586,800
Dividend payable	-	2,934,000

See accompanying notes to the consolidated financial statements.

CHINA CURRENCY DEVELOPMENT LIMITED
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
(Amounts in US dollar)

	Common stock		Additional		Retained	Accumulated other
	Number of shares	Amount	paid in capital	Statutory reserve	earnings unappropriated	comprehensive income	Total
Balance, December 31, 2009 (audited)	10,000	1,290	-	241,023	2,132,150	12,511	2,386,974
Appropriation to statutory reserve	-	-	-	170,277	(170,277)	-	-
Net income	-	-	-	-	2,566,772	-	2,566,772
Foreign currency translation adjustment	-	-	-	-	-	142,199	142,199
Balance, September 30, 2010 (unaudited)	10,000	1,290	-	411,300	4,528,645	154,710	5,095,945

See accompanying notes to the consolidated financial statements.

CHINA CURRENCY DEVELOPMENT LIMITED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(EXPRESSED IN US DOLLAR UNLESS OTHERWISE SPECIFIED)

1. Description of business and summary of significant accounting policies:

Organization and nature of business:

Shenyang Huaxun Jiuding Venture Technology Co., Ltd (“SYHX”) was incorporated on March 26, 2006 under the laws of the People’s Republic of China (“PRC”) with an initial contribution of RMB 3 million (approximately US$ 411,300). It provides designing, installation and testing services of security and safety systems, which integrates development, consulting, distributing, marketing, and maintenance of digital video surveillance and network communication.

Liaoning Huaxun Security Service Operation Co., Ltd (“LNHX”) was incorporated on July 13, 2009 under the laws of the PRC with an initial contribution of RMB 20 million (approximately US$ 2,934,000). It was established for general management of the operating activities of SYHX.

China Currency Development Limited (“CCDL”) was incorporated on March 12, 2009 under the laws of Hong Kong as the holding company of LNHX.

On July 13 2009, the 10 individual shareholders of SYHX entered into a transfer agreement with LYHX to transfer its ownership in SYHX to LNHX, the consideration for the acquisition was RMB 3 million ($411,300) and paid in cash which was recorded as dividend distribution to the original shareholders of SYHX. Since SYHX and LNHX are under common control, the transaction was deemed to be a merger of commonly controlled entities. The transaction was accounted for in a manner similar to the pooling of interest method, whereby the historical carrying amounts of the assets and liabilities of SYHX and LNHX have been included in the consolidated financial statements of the Company for all periods presented.

On July 18, 2009, the 8 individual shareholders of LNHX entered into a transfer agreement with CCDL to transfer its ownership in LNHX to CCDL, the consideration for the acquisition was RMB 20 million ($2,934,000) which was recorded as dividend distribution to the original shareholders of LNHX, but no cash has been paid so far. LNHX's business license has been updated to reflect CCDL as shareholder for LNHX. Since CCDL and LNHX are under common control, the transaction was deemed to be a merger of commonly controlled entities. The transaction was accounted for in a manner similar to the pooling of interest method, whereby the historical carrying amounts of the assets and liabilities of CCDL and LNHX have been included in the consolidated financial statements of the Company for all periods presented.

Basis of consolidation:

The consolidated financial statements include the accounts of CCDL and its wholly owned subsidiaries LNHX and SYHX (collectively, “the Company”) and are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). All material inter-company accounts and transactions have been eliminated in consolidation.

Unaudited interim financial information:

The unaudited financial statements have been prepared by the Company in accordance with generally accepted accounting principles for interim financial information and with Regulation S-X as promulgated by the Securities and Exchange Commission (“SEC”). Accordingly, these financial statements do not include all of the disclosures required by generally accepted accounting principles in the United States of America for complete financial statements. These unaudited interim financial statements should be read in conjunction with the audited financial statements and the notes thereto included on Form 8-K for the year ended December 31, 2009. In the opinion of management, the unaudited interim financial statements furnished here include all adjustments, all of which are of a normal recurring nature, necessary for a fair statement of the results for the interim period presented. In the opinion of management, the interim financial statements include all adjustments that are necessary in order to make the financial statements not misleading. The results of the nine months ended September 30, 2010 are not necessarily indicative of the results to be expected for the year ended December 31, 2010.

Use of estimates:

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

Concentration of credit risk:

Financial instruments that potentially subject the Company to credit risk consist primarily of accounts receivable and other receivables. The Company does not require collateral or other security to support these receivables. The Company conducts periodic reviews of its clients’ financial condition and customer payment practices to minimize collection risk on accounts receivable.

The operations of the Company are located in the People’s Republic of China (“PRC”). Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic, and legal environments in the PRC, as well as by the general state of the PRC economy.

Statement of cash flows:

In accordance with SFAS No. 95, “Statement of Cash Flows,” codified in FASB ASC Topic 230, cash flows from the Company’s operations are calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

Foreign currency translation:

The Company’s reporting currency is the U.S. dollar. The functional currency of substantially all of the operations of the Company is the Renminbi (“RMB”), the national currency of the PRC. All assets and liabilities are translated at exchange rates at the balance sheet dates and revenue and expenses are translated at the average exchange rates and equity is translated at historical exchange rates. Any translation adjustments are not included in determining net income but are included in foreign exchange adjustment to other comprehensive income, a component of equity. The exchange rates adopted are as follows:

	As of September 30,
	2010	2009
RMB exchange rate	6.6800	6.8166

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009
Average RMB exchange rate	6.7613	6.8208	6.7981	6.8217

Fair value measurement:

Accounting Standards Codification (“ASC”) 820 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The statement clarifies that the exchange price is the price in an orderly transaction between market participants to sell the asset or transfer the liability in the market in which the reporting entity would transact for the asset or liability, that is, the principal or most advantageous market for the asset or liability. It also emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and that market participant assumptions include assumptions about risk and effect of a restriction on the sale or use of an asset.

This standard establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are described below:

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2: Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the assets or liabilities; and

Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity)

At September 30, 2010 and December 31, 2009, the Company has no financial assets or liabilities subject to recurring fair value measurements.

The Company's financial instruments include cash and cash equivalents, accounts receivable, other receivables, due from (to) related parties, accounts payable, advances from customers and bank loans. Management estimates that the carrying amounts of the financial instruments approximate their fair values due to their short-term nature.

Cash and cash equivalents:

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

Accounts receivable:

Accounts receivable are stated at cost, net of an allowance for doubtful accounts (none at September 30, 2010 and December 31, 2009). The Company establishes an allowance for doubtful accounts based on management’s assessment of the collectibility of accounts receivables. The Company makes judgments about the credit worthiness of each customer based on ongoing credit evaluations, and monitors current economic trends that might impact the level of credit losses in the future. If the financial condition of the customer begins to deteriorate, resulting in their inability to make payments, a larger allowance may be required.

Inventories:

Inventories are stated at the lower of cost, determined on a weighted average basis, or net realizable value. Net realizable value is the estimated selling price in the ordinary course of business less the estimated cost of completion and the estimated costs necessary to make the sale.

When inventories are sold, their carrying amount is charged to expense in the year in which the revenue is recognized. Write-downs for declines in net realizable value or for losses of inventories are recognized as an expense in the year the impairment or loss occurs.

Property, plant and equipment:

Property, plant and equipment are carried at cost less accumulated depreciation. Depreciation is provided over the assets’ estimated useful lives, using the straight-line method. Estimated useful lives of the plant and equipment are as follows:

Buildings	40 years
Office equipment	5 years
Motor vehicles	10 years
Furniture and fixtures	5 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of operations. The cost of maintenance and repairs is charged to the statement of operations as incurred, whereas significant renewals and betterments are capitalized.

Land use rights:

According to the laws of China, the government owns all the land in China. Companies or individuals are authorized to possess and use the land only through land use rights granted by the Chinese government. Land use rights are being amortized using the straight-line method over the lease term of the rights.

The Company follows the provisions of ASC 350-30-50 “Goodwill and Other Intangible Assets”. Under this guidance, finite lived intangible assets are amortized over their estimated useful lives and are reviewed for impairment if indications of possible impairment exist. The Company determined that no impairment adjustments were necessary as of September 30, 2010 and December 31, 2009.

Accounting for the impairment of long-lived assets:

The long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

There was no impairment of long-lived assets as of September 30, 2010 and December 31, 2009.

Revenue recognition:

The Company’s revenue recognition policies are in compliance with Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) 104 (codified in FASB ASC Topic 605). Revenue is recognized when services have been rendered or product delivery has occurred, a formal arrangement exists, the price is fixed or determinable, no other significant obligations of the Company exist and collectability is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are recorded as unearned revenue.

The Company derives its revenue from six revenue streams: supply and installation project income, maintenance service income, system checking service, installation income, repair income, and sales of equipment. The Company derives the majority of its revenue from the supply and installation of surveillance and security equipment and systems. The two deliverables do not meet the separation criteria under Emerging Issues Task Force (“EITF”) Issue 00-21 “Revenue Arrangements with Multiple Deliverables” (EITF No. 00-21) (codified in FASB ASC Topic 605). Revenue from the supply and installation of surveillance and security equipment and systems is recognized when the installation is completed and customer acceptance is received.. For installation contracts that are partially completed at a reporting period, the Company recognizes revenue based on percentage of completion method as work on the contract progresses. The income recognized is the percentage of total estimated income that incurred cost to date bear to estimated total costs after giving effect of costs to complete based on the most recent information. The customer signs off on a progress report to indicate acceptance of the percentage recognized.

Revenue from sales of equipment is recognized when the equipment is delivered, title and risk is transferred. Sales revenue represents the invoiced value of goods and services, net of value-added tax (“VAT”).

Revenue from maintenance service income is recognized monthly over the one year term of the agreement. Revenue from the system checking service, installation income and repair income are recognized when the installation and/or work is completed and the customer acceptance is received.

Only the repair income and the sale of equipment are subject to 3% VAT. Revenue from maintenance service income, system checking service, project income and installation income are subject to a 3% to 5% business tax, which is reflected in the cost of goods sold.

Most of the major contracts are bundled with post-installation service for the duration of one year. During this period, customers are entitled to exchange parts if they are found to be not working in line with specifications or if there is quality problem.

There is no general right of return indicated in the contracts. If any equipment delivered does not fit the required specifications, customers are entitled to an exchange for the correct item; or if the item is not functioning properly, the Company is responsible for fixing it or replacing it with a new item, which is usually covered by the manufacturer’s warranty. Customers are not entitled to a refund.

Because there is no general right of return and the cost of the post-installation service of a typical contract accounts for an insignificant part of the contract, the Company’s revenue arrangements do not contain multiple deliverables.

Warranties:

The Company offers a warranty to its customers on its products for a one year term. The Company accrues for warranty costs based on estimates of the costs that may be incurred under its warranty obligations. The warranty expense and related accrual is included in the Company’s sales, marketing and other operating expenses and other current liabilities respectively, and is recorded at the time revenue is recognized. Factors that affect the Company’s warranty liability include the number of sold equipments, its estimates of anticipated rates of warranty claims, costs per claim and estimated support labor costs and the associated overhead. The Company periodically assesses the adequacy of its recorded warranty liabilities and adjusts the amounts as necessary. The Company’s warranty expense was immaterial for the three and nine months ended September 30, 2010 and 2009.

Retirement benefits:

Pursuant to the relevant laws and regulations in the PRC, the Company participates in a defined contribution retirement plan for its employees arranged by a governmental organization. The Company makes contributions to the retirement scheme at the applicable rate based on the employees’ salaries.  The required contributions under the retirement plans are charged to the consolidated statements of operations on an accrual basis. The Company’s contributions totaled $1,491 and $1,030 for the nine months ended September 30, 2010 and 2009, respectively.

Income taxes:

The Company uses the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax asset and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases and tax loss carry forwards. Deferred tax asset and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The Company files income tax returns with the relevant government authorities in the PRC. The Company is not subject to examination for years before 2007. The Company does not believe there will be any material changes in its unrecognized tax positions over the next 12 months.

Basic and diluted net income per share:

Basic earnings per share (“EPS”) is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted EPS is similarly computed, except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Diluted net earnings per share are based on the assumption that all dilutive convertible shares and stock options were converted or existed. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to have been exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. Since the Company does not have any options or warrants, basic and diluted EPS are the same.

Comprehensive income:

The Company follows FASB ASC 220 in reporting comprehensive income. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income.

Recently adopted accounting pronouncements:

In January 2010, FASB issued ASU No. 2010-06, Fair Value Measurements and Disclosures (ASC Topic 820), Improving Disclosures about Fair Value Measurements. This update provides amendments to ASC Topic 820 that will provide more robust disclosures about (1) the different classes of assets and liabilities measured at fair value, (2) the valuation techniques and inputs used, (3) the activity in Level 3 fair value measurements, and (4) the transfers between Levels 1, 2, and 3. This standard is effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. This standard is not currently applicable to the Company.

In January 2010, FASB issued ASU No. 2010-05, Compensation – Stock Compensation (ASC Topic 718), Escrowed Share Arrangements and the Presumption of Compensation. This update codifies Emerging Issues Task Force D-110. This standard is not currently applicable to the Company.

In January 2010, FASB issued ASU N0. 2010-01, Equity (ASC Topic 505), Accounting for Distributions to Shareholders with Components of Stock and Cash. The update clarifies that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected prospectively in earnings per share and is not considered a stock dividend for purposes of ASC Topic 505 and Topic 260, Earnings Per Share. This standard is effective for interim and annual periods ending on or after December 15, 2009, and should be applied on a retrospective basis. This standard is not currently applicable to the Company.

Recently issued accounting pronouncements not yet adopted:

In October 2009, the Financial Accounting Standards Board (FASB) issued Accounting Standard Update (ASU) No. 2009-13 on ASC 605, Revenue Recognition – Multiple Deliverable Revenue Arrangement – a consensus of the FASB Emerging Issues Task Force (ASU 2009-13). ASU 2009-13 amended guidance related to multiple-element arrangements which requires an entity to allocate arrangement consideration at the inception of an arrangement to all of its deliverables based on their relative selling prices. The consensus eliminates the use of the residual method of allocation and requires the relative-selling-price method in all circumstances. All entities must adopt the guidance no later than the beginning of their first fiscal year beginning on or after June 15, 2010. Entities may elect to adopt the guidance through either prospective application for revenue arrangements entered into, or materially modified, after the effective date or through retrospective application to all revenue arrangements for all periods presented. The Company is currently evaluating the impact, if any, of ASU 2009-13 on our financial position and results of operations.

In October 2009, the FASB issued ASU No. 2009-14 on ASC 985, Certain Revenue Arrangements That Include Software Elements (ASU 2009-14). ASU 2009-14 amended guidance that is expected to significantly affect how entities account for revenue arrangements that contain both hardware and software elements. As a result, many tangible products that rely on software will be accounted for under the revised multiple-element arrangements revenue recognition guidance, rather than the software revenue recognition guidance. The revised guidance must be adopted by all entities no later than fiscal years beginning on or after June 15, 2010. An entity must select the same transition method and same period for the adoption of both this guidance and the revisions to the multiple-element arrangements guidance noted above. The Company is currently evaluating the impact, if any, of ASU 2009-14 on our financial position and results of operations.

In April 2010 the FASB issued Accounting Standards Update (ASU) No. 2010-13, Compensation – Stock Compensation (ASC Topic 718), Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades. This Update provides amendments to Accounting Standards Codification (ASC) Topic 718 to clarify that an employee share-based payment award with an exercise price denominated in the currency  of a market in which a substantial portion of the entity’s equity securities trades should not be considered to contain a condition that is not a market, performance, or service condition. Therefore, an entity would not classify such an award as a liability if it otherwise qualifies as equity. The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010. The amendments in this Update should be applied by recording a cumulative-effect adjustment to the opening balance of retained earnings. The cumulative-effect adjustment should be calculated for all awards outstanding as of the beginning of the fiscal year in which the amendments are initially applied, as if the amendments had been applied consistently since the inception of the award. The cumulative-effect adjustment should be presented separately. Earlier application is permitted. This standard is not currently applicable to the Company.

As of September 30, 2010, there are no other recently issued accounting standards not yet adopted which would have a material effect on the Company’s financial statements.

2. Inventories:

Inventories consist of:

	September 30, 2010	December 31, 2009
	Unaudited	Audited
Raw materials	6,910	8,845
Finished goods	51,684	32,532
Consumable stock	-	6,088
Project cost-deferred	40,120	-
	98,714	47,465

The project cost-deferred represents inventories sent to the customer site but not installed or billed as of September 30, 2010.

3. Other receivables:

Other receivables consist of the following:

	September 30, 2010	December 31, 2009
	Unaudited	Audited
Due from Shenyang Tianhong Telecommunication Network Co.,Ltd	1,497,188	1,907,403
Due from employees	225	4,845
Due from former shareholders	524	-
Other	1,233,643	481,300
	2,731,580	2,393,548

Amount due from Shenyang Tianhong Telecommunication Network Co.,Ltd is unsecured, interest free and with no fixed terms of payment. In January 2010, $410,215 was repaid. The remaining amount was repaid on December 30, 2010.

During the nine months ended September 30, 2010, the Company advanced $1,197,600 to three potential customers in order to develop a working relationship.

4. Retention receivable:

At September 30, 2010, the Company had retention receivable for product quality assurance of $7,785. At December 31, 2009, the Company had retention receivable of $298,574. The retention rate varies from 5% to 10% of the contract price, with variable terms from six months to one year.

5. Property, plant and equipment:

	September 30, 2010	December 31, 2009
	Unaudited	Audited
At cost:
Buildings	1,526,939	1,496,340
Leasehold improvement	2,771	2,715
Office equipment	35,179	36,139
Motor vehicles	59,880	58,680
Furniture and fixtures	2,130	400
Total	1,626,899	1,594,274

Less: accumulated depreciation	(117,965)	(81,829)
Net book value	1,508,934	1,512,445

During the three months ended September 30, 2010 and 2009, depreciation expense was $11,251 and $10,855, respectively.

During the nine months ended September 30, 2010 and 2009, depreciation expense was $37,804 and $35,055, respectively.

6. Land use rights:

Land use rights as of September 30, 2010 and December 31, 2009 were as follows:

	September 30, 2010	December 31, 2009
	Unaudited	Audited
Cost-land use rights	2,245,500	2,200,500
Less: accumulated amortization	(98,241)	(55,012)
Land use rights, net	2,147,259	2,145,488

The amortization expense for the three months ended September 30, 2010 and 2009 were $13,866 and $14,605, respectively.

The amortization expense for the nine months ended September 30, 2010 and 2009 were $41,372 and $41,228, respectively.

Estimated amortization expense of land use rights for the next five years and thereafter is as follows:

Amount
Unaudited
2011	56,138
2012	56,138
2013	56,138
2014	56,138
2015	56,138
Thereafter	1,866,569
Total	2,147,259

7. Related party transactions:

Amount due from related parties consists of the following:

	September 30, 2010	December 31, 2009
	Unaudited	Audited
Due from shareholders	587,451	671,723

Balances due to these related parties is unsecured, non-interest bearing and due on demand.

Amount due to related parties consists of the following:

	September 30, 2010	December 31, 2009
	Unaudited	Audited
Rui Tan	1,260	208,995

Rui Tan is the Chairman of the Company. Balance due to this related party is unsecured, non-interest bearing and due on demand.

8. Advance to suppliers:

The Company has made payments to unrelated suppliers in advance of receiving merchandize. The advance payments are meant to ensure preferential pricing and delivery. The amounts advanced under such arrangements totaled $933,529 and $90,151 as of September 30, 2010 and December 31, 2009, respectively.

9. Deferred maintenance revenue:

The amounts of deferred maintenance revenue totaled $2,724,380 and $2,046,824 as of September 30, 2010 and December 31, 2009, respectively. The maintenance revenue is recognized monthly over the one year term.

10. Bank loans:

The bank loan of $748,500 is due in September 2011 with interest rate of 5.84% per year.

11. Statutory reserve:

Under the PRC rules and regulations, the Company’s PRC subsidiaries, LNHX and SYHX are required to transfer 10% of the net income, as determined in accordance with the relevant PRC laws and regulations, to a statutory reserve until the reserve balance reaches 50% of the registered capital. The transfer to this reserve must be made before distribution of dividends to shareholders can be made. The statutory reserve is non-distributable other than in liquidation, and may be converted into share capital by issuance of new shares to shareholders in proportion to their existing shareholdings or by increasing the par value of the shares currently held by the shareholders, provided that the balance after such issuance is not less than 25% of the registered capital.

For the nine months ended September 30, 2010, SYHX transferred to the statutory reserve $170,277. The accumulated balance of the statutory reserve maintained at SYHX as of September 30, 2010 was $411,300. Registered capital of SYHX was raised to $822,600 with LNHX’s capital injection of $411,300. The statutory reserve as of September 30, 2010 for SYHX was 50% of its registered capital. LNHX has not transferred any statutory reserve for the nine months ended September 30, 2010 as no income was earned.

12. Income taxes:

Corporation Income Tax (“CIT”):

China Currency Development Limited was incorporated in Hong Kong and is subject to Hong Kong profits tax. The Company is subject to Hong Kong taxation on its activities conducted in Hong Kong and income arising in or derived from Hong Kong.  No provision for profits tax has been made as the Company has no taxable income subject to the Hong Kong profits tax for the three and nine months ended September 30, 2010 and 2009.  The applicable statutory tax rates for the nine months ended September 30, 2010 and 2009 are 16.5%.

The Company’s operating subsidiaries are governed by the Income Tax Law of the PRC concerning PRC Enterprises and various local income tax laws (“the Income Tax Laws”). Beginning January 1, 2008, the new Enterprise Income Tax (“EIT”) law replaced the old laws for Domestic Enterprises (“DES”) and Foreign Invested Enterprises (“FIEs”). The key changes were:

a. The new standard EIT rate of 25% replaces the 33% rate applicable to both DES and FIEs, except for High-Tech companies that pay a reduced rate of 15%;

b. Companies established before March 16, 2007 continue to enjoy tax holiday treatment approved by local governments for a grace period of either the next 5 years, or until the tax holiday term is completed, whichever is sooner.

The reconciliation of income taxes computed at the PRC federal and local statutory tax rate applicable to the PRC, to income tax expense are as follows:

	Nine months ended September 30,
	2010	2009
	Unaudited	Unaudited
Consolidated income before income tax	3,442,596	1,918,426
PRC state and local statutory tax rate	25%	25%
Computed expected expense	860,649	479,607
Non-deductible items and other	15,175	6,297
Income tax expense	875,824	485,904

	Three months ended September 30,
	2010	2009
	Unaudited	Unaudited
Consolidated income before income tax	1,563,012	356,738
PRC state and local statutory tax rate	25%	25%
Computed expected expense	390,753	89,185
Non-deductible items and other	31,569	3,142
Income tax expense	422,322	92,327

There were no tax benefits that, if recognized, would reduce the Company’s annual effective tax rate. The Company does not expect its unrecognized tax benefits to change significantly over the next 12 months.

Our policy is to recognize interest expense and penalties related to income tax matters as a component of income tax expense. There was no accrued interest and penalties associated with uncertain tax positions as of September 30, 2010 and 2009.

Value Added Tax (“VAT”):

In accordance with the relevant taxation laws in the PRC, the normal VAT rate for domestic sales is 17%, which is levied on the invoiced value of sales and is payable by the purchaser. The Company is required to remit the VAT it collects to the tax authority. A credit is available whereby VAT paid on the purchases can be used to offset the VAT due on the sales. Net VAT payable was nil and $93 at September 30, 2010 and December 31, 2009, respectively, and was included in taxes payable.

Revenues, expenses and assets are recognized net of the amount of VAT except:

a. where the VAT incurred on the purchase of assets or services is not recoverable from the taxation authority, in which case the VAT is recognized as part of the cost of acquisition of the assets or as part of the expense item as applicable; and

b. receivables and payables are stated with the amount of VAT included.

13. Major customers and suppliers:

Major customers:

During the nine months ended September 30, 2010, one customer constituted approximately 45% of total revenue. At September 30, 2010, amounts due from this customer were $2,245,949. During the nine months ended September 30, 2009, two customers constituted approximately 57% of total revenue. At September 30, 2009, amounts due from these customers totaled $1,030,552.

Major suppliers:

During the nine months ended September 30, 2010, the Company purchased 88% of our raw materials and finished goods from three suppliers. As of September 30, 2010, the accounts payable due to these suppliers was $-. During the nine months ended September 30, 2009, the Company purchased 89% of our raw materials and finished goods from two suppliers. As of September 30, 2009, the accounts payable due to these suppliers was approximately $425,339.

14. Subsequent events:

Subsequent events have been evaluated through January 6, 2011.

On December 31, 2010, CCDL entered into a share exchange agreement with Velvet Rope Special Events, Inc. (“VELV”), a US Public Shell Company incorporated in Los Angeles, California. CCDL agreed to exchange all of its issued and outstanding capital stock for 1,173,000 shares of VELV’s common stock and 68,445 warrants with each warrant to purchase 1 share of VELV’s common stock at an exercise price of $5.11. The warrants vest immediately and expire on December 31, 2013, representing approximately 84.2% of VELV’s issued and outstanding shares of common stock. The Share Exchange is being accounted for as a "reverse acquisition," since the CCDL Shareholders now own a majority of the outstanding shares of the VELV's common stock immediately following the Share Exchange and now are in control of the company.